Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No.333-187180) and Form S-3 (No. 333-195025 and 333-194684) of Artisan Partners Asset Management Inc. of our report dated February 21, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 21, 2017